                                                                      EXHIBIT 41

                                  AMENDMENT TO
                                  ------------
                          CHANGE IN CONTROL AGREEMENT
                          ---------------------------


          AGREEMENT by and between American Precision Industries Inc., a Delaware corporation (the "Company"), with offices at 2777 Walden Avenue, Buffalo, New York 14225 and Craig J. Van Tine (the "Executive"), an individual residing at 6270 Creekbend Court, Clarence Center, New York 14032, dated as of the 15/th/ day of October 1999.

                                   WITNESSETH

          WHEREAS, the Company and the Executive entered into an agreement entitled Change in Control Agreement, dated as of the 21st day of October 1996, and

          WHEREAS, the Board of Directors of the Company has authorized the following amendment to the Change in Control Agreement, and the Executive has agreed to this amendment,

          NOW, THEREFORE, the Company and the Executive agree as follows:

          1. The first sentence of Section 3(c) of the Change in Control Agreement is hereby amended to increase the lump sum severance payment percentage from 100% to 120%, so that the sentence shall now read as follows:

          A lump sum severance payment in an amount equal to 120% of the Executive's "Annual Compensation."

          2. The Change in Control Agreement shall in all other respects remain in effect.

          IN WITNESS WHEREOF, the Executive has executed this Agreement, and the Company, pursuant to the authorization of its Board of Directors, has caused this Agreement to be executed, as of the day and year first written above.

                              AMERICAN PRECISION INDUSTRIES INC.


                              By   /s/ Kurt Wiedenhaupt
                                 ----------------------------------------------
                                       Kurt Wiedenhaupt,
                                       President and Chief Executive Officer


                              EXECUTIVE


                                 /s/ Craig J. Van Tine
                                 ----------------------------------------------
                                 Craig J. Van Tine